                                                                     Exhibit 2.5









                            STOCK PURCHASE AGREEMENT



                                     BETWEEN


                          NORTHWEST BROADCASTING, L.P.

                                       AND

                           SPECTRASITE HOLDINGS, INC.







                          Dated as of December 30, 1999

                                TABLE OF CONTENTS





ARTICLE 1             DEFINED TERMS............................................1

         Section 1.1       Defined Terms.......................................1

         Section 1.2       Terms Defined Elsewhere in this Agreement...........5

         Section 1.3       Clarifications......................................5

ARTICLE 2             PURCHASE AND SALE OF SHARES..............................6

         Section 2.1       Basic Transaction...................................6

         Section 2.2       Purchase Price......................................6

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO
                       SELLER..................................................6

         Section 3.1       Organization........................................6

         Section 3.2       Authorization of Transaction; Consents..............6

         Section 3.3       Noncontravention....................................7

         Section 3.4       Brokers' Fees.......................................7

         Section 3.5       The Shares..........................................7

         Section 3.6       Disclosure..........................................7

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF BUYER..................7

         Section 4.1       Organization of Buyer...............................7

         Section 4.2       Authorization of Transaction; Consents..............8

         Section 4.3       Noncontravention....................................8

         Section 4.4       Brokers' Fees.......................................8

         Section 4.5       Investment..........................................8

         Section 4.6       SEC Filings.........................................9

         Section 4.7       Disclosure..........................................9

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF SELLER CONCERNING THE
                       COMPANY.................................................9

         Section 5.1       Organization, Qualification, and Corporate Power....9

         Section 5.2       Capitalization......................................9

         Section 5.3       Noncontravention; Consents.........................10

         Section 5.4       Brokers' Fees......................................10

         Section 5.5       Title to Assets....................................10

         Section 5.6       Subsidiaries and Investments.......................11

                               TABLE OF CONTENTS
                                   (continued)

         Section 5.7       Financial Statements...............................11

         Section 5.8       Events Subsequent to Most Recent Fiscal Year End...11

         Section 5.9       Undisclosed Liabilities............................11

         Section 5.10      Legal Compliance...................................12

         Section 5.11      Tax Matters........................................12

         Section 5.12      Governmental Licenses..............................13

         Section 5.13      Real Property......................................13

         Section 5.14      Intellectual Property..............................15

         Section 5.15      Tangible Assets....................................15

         Section 5.16      Contracts..........................................15

         Section 5.17      Notes and Accounts Receivable; Accounts Payable....16

         Section 5.18      Powers of Attorney.................................16

         Section 5.19      Insurance..........................................16

         Section 5.20      Litigation.........................................17

         Section 5.21      Employees..........................................17

         Section 5.22      Employee Benefits..................................18

         Section 5.23      Guaranties.........................................20

         Section 5.24      Environmental, Health and Safety Matters...........20

         Section 5.25      Certain Business Relationships with the Company and
                            Its Affiliates....................................21

         Section 5.26      Bank Accounts and Credits..........................21

         Section 5.27      Inventory..........................................21

         Section 5.28      Product and Service Warranty.......................21

         Section 5.29      Year 2000 Compliance...............................22

         Section 5.30      Disclosure.........................................22

ARTICLE 6             COVENANTS...............................................22

         Section 6.1       Conduct of Business of the Company.................22

         Section 6.2       Seller's Actions...................................24

         Section 6.3       Other Actions......................................24


         Section 6.4       Notification of Certain Matters....................24

                               TABLE OF CONTENTS
                                   (continued)

         Section 6.5       Access to Information..............................25

         Section 6.6       Cooperation; Further Assurances....................25

         Section 6.7       Public Announcements...............................25

         Section 6.8       Confidentiality....................................25

         Section 6.9       Expenses; Taxes....................................26

         Section 6.10      Control of the Company's Operations................26

         Section 6.11      Hart-Scott-Rodino Filing...........................26

         Section 6.12      Other Buyer Transactions...........................26

         Section 6.13      Consents...........................................27

         Section 6.14      Employee Benefits Matters..........................27

         Section 6.15      Real Estate Matters................................27

         Section 6.16      Tax Matters........................................28

         Section 6.17      Intercompany Accounts..............................29

         Section 6.18      Standby Letter of Credit...........................29

         Section 6.19      Schedule Updates...................................29

         Section 6.20      Post-Closing Covenants.............................29

         Section 6.21      Insurance..........................................30

         Section 6.22      Release............................................30

ARTICLE 7             CONDITIONS TO BUYER'S OBLIGATIONS.......................31

         Section 7.1       Performance by the Company and Seller..............31

         Section 7.2       Truth of Representations and Warranties............31

         Section 7.3       Receipt of Consents................................31

         Section 7.4       HSR Act and other Governmental Authorizations......31

         Section 7.5       Deliveries.........................................31

         Section 7.6       Material Adverse Effect............................31

         Section 7.7       Repayment of Indebtedness and Certain Other
                            Obligation........................................32

         Section 7.8       Affiliate Loans....................................32

         Section 7.9       Certain Proceedings................................32

         Section 7.10      Seller Actions.....................................32

ARTICLE 8             CONDITIONS TO THE OBLIGATIONS OF SELLER.................33

                               TABLE OF CONTENTS
                                   (continued)

         Section 8.1       Performance by Buyer...............................33

         Section 8.2       Truth of Representations and Warranties............33

         Section 8.3       HSR Act............................................33


         Section 8.4       Deliveries.........................................33

         Section 8.5       Certain Proceedings................................33

         Section 8.6       Buyer Actions......................................33

ARTICLE 9             CLOSING.................................................33

         Section 9.1       Closing............................................33

         Section 9.2       Deliveries and Actions by Seller...................34

         Section 9.3       Deliveries and Actions by Buyer....................35

ARTICLE 10            TERMINATION.............................................35

         Section 10.1      Termination........................................35
         Section 10.2      Effect of Termination..............................36

ARTICLE 11            INDEMNIFICATION.........................................37

         Section 11.1      Survival of Representations and Warranties.........37

         Section 11.2      Indemnification by Seller..........................37

         Section 11.3      Indemnification by Buyer...........................38

         Section 11.4      Procedure for Indemnification......................39

         Section 11.5      Indemnification Escrow.............................40

         Section 11.6      Limitations on Indemnification; Exclusive Remedy...41

ARTICLE 12            MISCELLANEOUS...........................................43

         Section 12.1      Governing Law......................................43

         Section 12.2      Successors and Assigns.............................43

         Section 12.3      Entire Agreement; Amendment........................43

         Section 12.4      Notices, Etc.......................................43

         Section 12.5      Delays or Omissions................................44

         Section 12.7      Severability.......................................44

         Section 12.8      Headings...........................................45

         Section 12.9      Arbitration........................................45

         Section 12.10     Exclusive Benefit..................................45

                               TABLE OF CONTENTS
                                   (continued)

         Section 12.11     Construction.......................................45

         Section 12.12     Exhibits and Schedules.............................45

         Section 12.13     Time is of the Essence.............................45

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT is made and entered into as of December 30, 1999, by and between NORTHWEST BROADCASTING, L.P., a Delaware limited partnership (the "Seller"), and SPECTRASITE HOLDINGS, INC., a Delaware corporation (the "Buyer").

                                    RECITALS

         Seller owns all of the issued and outstanding capital stock of Stainless, Inc., a Pennsylvania corporation (the "Company"), which is engaged in the business of fabricating communications towers. Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, all of the issued and outstanding capital stock of the Company, and the parties desire to enter into this Agreement to set forth the terms and conditions of such purchase and sale.

         NOW, THEREFORE, intending to be bound legally, and in consideration of the mutual covenants and agreements set forth herein, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:


                                  ARTICLE 1

                                 DEFINED TERMS

Section  1.1.......Defined  Terms. All capitalized  terms not otherwise  defined elsewhere in this Agreement shall have the meanings ascribed to such terms in this Section 1.1.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person and any officer, director, general partner or family member of such Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, for purposes of this definition, SEPA shall be considered an "Affiliate" of Seller and the Company.

          "Business" means the business conducted by the Company, including the engineering, fabrication, construction and maintenance of television and radio transmission towers for entities in the broadcasting industry, and including the business activities of the Company conducted at the Pine Forge facilities.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors, independent contractors or shareholders of the Company, any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including any bonus or incentive plan, stock rights plan,
deferred  compensation  arrangement,  life insurance,   stock  purchase  plan,
severance pay plan, change of control arrangements, and any other employee fringe benefit plan.

         "Consent" means the consents, permits and approvals of all Governmental Authorities and other third parties (or notices to such parties) necessary to consummate the sale of the Shares from Seller to Buyer and the other transactions contemplated by this Agreement in a lawful manner and without causing a default under, conflict with, or acceleration, violation or termination of, any legal requirement or contract or agreement to which the Seller or the Company is a party or bound, whether or not such consent is listed on Schedule 3.2 or Schedule 5.3.

         "Contracts" means all contracts, leases, non-governmental licenses and other agreements and undertakings (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which the Company is a party or which are binding upon the Company or that relate to the assets or operations of the business of the Company.

         "Employee Plan" means any retirement or welfare plan or arrangement or any other employee benefit plan as defined in Section 3(3) of ERISA which covers employees, former employees, officers or directors of the Company, which the Company or any ERISA Affiliate sponsors, maintains or by which the Company or any ERISA Affiliate is bound on behalf of the employees, former employees, officers or directors of the Company or to which the Company or any ERISA Affiliate contributes or is required to contribute on behalf of the employees, former employees, officers or directors of the Company.

          "Environmental, Health and Safety Requirements" means all applicable federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and in effect at the time the applicable representations and warranties and indemnities are made.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with the Company under Code ss.414(b), (c), (m), (n) or (o).

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communications Commission.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means any federal, state, local political subdivision or other governmental or regulatory department, court, commission, board, bureau, agency, authority or instrumentality, foreign or domestic.

         "Governmental Licenses" means all licenses, permits, authorizations, determinations and registrations issued by the FCC, the FAA or any other Governmental Authority to the Company in connection with the conduct of the Business.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "Liens" means any mortgage, pledge, lien, charge, claim, option, conditional sales, security interest or other encumbrance, restriction or limitation of any nature whatsoever.

         "Material Adverse Effect" means any material adverse effect on, or change in, the business, financial condition, net worth, assets, liabilities, personnel, operations or results of operations of the Company or the ability of Seller to execute, deliver or perform this Agreement and the other agreements and documents contemplated hereby to which Seller is a party.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Multiemployer  Plan"  means a plan,  as defined in ERISA  ss.3(37)  to
which  Seller,  the  Company,  or  any  ERISA  Affiliate  has  contributed,   is
contributing or is required to contribute.

         "Multiple Employer Plan" means a plan, as defined in ERISA Section 4063(a), which Seller, the Company, or any ERISA Affiliate sponsors or maintains or to which Seller, the Company, or any ERISA Affiliate contributed, is contributing or is required to contribute.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other type of entity.

         "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

         "Real Property" means all real property, interests in real property, leaseholds and subleaseholds, purchase options, easements, licenses, rights of access, and rights of way and all buildings and other improvements owned, leased, used or held by the Company, including the real property owned by SEPA in Pine Forge, Pennsylvania, but excluding the real property owned by the Company in Perkasie, Pennsylvania and the real property owned by SEPA in North Wales, Pennsylvania.

          "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "SEPA" means Stainless Enterprises of Pennsylvania, Inc.

         "Shares" means the shares of common stock of the Company, par value $1.00 per share.

         "Subsidiary" means, with respect to the Company, any entity of which the Company (either alone or through or together with any other Subsidiary), owns directly or indirectly, stock or other equity interests constituting 50% or more of the voting or economic interest in such entity.

         "Tax" or "Taxes" means any and all taxes, fees, duties, tariffs, imposts and other charges of any kind imposed by any governmental or taxing authority, including: federal, state, local or foreign income, gross receipts, windfall profits, severance, property, motor vehicle, ad valorem, value added, production, sales, use, license, excise, franchise, capital, transfer, recordation, payroll, employment, excise, severance, stamp, occupation, premium, environmental (including taxes under Code ss.59A), customs duties, social security (or similar), unemployment, disability, withholding, alternative or add-on minimum, or other tax or governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, information return or other statement or document (including any related or supporting information, any schedule or attachment thereto and any amendment thereof) filed or required to be filed with any federal, state, local or foreign taxing authority in connection with the determination, assessment, collection, administration or imposition of an Tax.

Section  1.2.......Terms Defined Elsewhere in this Agreement. In addition to the defined terms in Section 1.1, the following is a list of defined terms used in this Agreement and a reference to the Section hereof in which such term is defined:

-------------------------------------------------------------------------------

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Buyer                                                                  Preamble
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Buyer Indemnified Parties                                          Section 11.2
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Cash Consideration                                               Section 2.2(b)
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CERCLA                                                          Section 5.24(e)
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Claimant                                                        Section 11.4(a)
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Closing                                                             Section 9.1
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Closing Date                                                        Section 9.1
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COBRA                                                           Section 5.22(h)
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Company                                                                Recitals
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Escrow Agent                                                       Section 11.5
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Financial Statements                                                Section 5.6
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HSR Act                                                            Section 6.11
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Indemnification Funds                                              Section 11.5
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Indemnifying Party                                              Section 11.4(a)
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Losses                                                             Section 11.2
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Material Consents                                                   Section 7.3
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Material Contracts                                                 Section 5.16
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Material Governmental Licenses                                     Section 5.12
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Most Recent Financial Statements                                    Section 5.6
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Most Recent Fiscal Month End                                        Section 5.6
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Most Recent Fiscal Year End                                         Section 5.6
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Permitted Liens                                                     Section 5.5
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Post-Closing Escrow Agreement                                      Section 11.5
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Purchase Price                                                   Section 2.2(a)
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Representatives                                                     Section 6.5
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SEC                                                                 Section 4.6
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Seller                                                                 Preamble
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Seller Indemnified Parties                                         Section 11.3
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SWDA                                                            Section 5.24(e)
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Systems                                                            Section 5.29
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Termination Date                                             Section 10.1(b)(i)
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Treasury Regulations                                            Section 5.11(f)
-------------------------------------------------------------------------------

Section 1.3 Clarifications. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. Use of the word "including" herein shall be deemed and construed to mean "including but not limited to."Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section or Schedule is a reference to a Section of this Agreement or a Schedule attached hereto, and the terms "hereof," "herein" and other like terms refer to this Agreement as a whole, including the Schedules hereto, and not solely to any particular part hereof.

                                    ARTICLE 2
                           PURCHASE AND SALE OF SHARES
Section 2.1 Basic Transaction. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of the issued and outstanding Shares, constituting all of the issued and outstanding capital stock of the Company, free and clear of all Liens, for the consideration specified in Section 2.2.

Section 2.2 Purchase Price. Subject to Section 6.15 and Section 7.7, Buyer agrees to pay to Seller at the Closing Forty Million Dollars ($40,000,000) (the "Purchase Price") in cash payable by wire transfer of immediately available funds to an account designated by Seller in writing not later than two business days before the Closing Date. The cash paid to Seller pursuant to this Section
2.2 may be referred to hereinafter as the "Cash Consideration."

                                   ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO SELLER

         Seller hereby represents and warrants to Buyer that the statements contained in this Article 3 are true, correct and complete as of the date of this Agreement.

Section 3.1 Organization . Seller is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware. The ownership and structure chart (dated April 15, 1997) provided to Buyer with respect to Seller and the Company is true and complete in all material respects as of the date of this Agreement.

Section 3.2 Authorization of Transaction; Consents. Seller has full power and authority to execute and deliver this Agreement and the agreements contemplated hereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and the other documents to be delivered by Seller pursuant to this Agreement have been duly authorized by all necessary partnership action on the part of Seller. This Agreement and the other documents to be delivered by Seller pursuant to this Agreement have been duly executed and delivered (or, in the case of any such documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of any such documents to be executed and delivered at Closing, when executed and delivered will constitute) the valid and legally binding obligation of Seller, enforceable against it in accordance with its terms and conditions. Except for any notices that may be required pursuant to the HSR Act or as set forth in Schedule 3.2, Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any

Governmental Authority or other third party in order to consummate the transactions contemplated by this Agreement and the agreements contemplated hereby and the transactions contemplated hereby and thereby in a lawful manner and without causing a default under, conflict with, or acceleration, violation or termination of any material legal requirement or material contract or agreement to which the Seller or the Company is a party or bound.

Section 3.3 Noncontravention. Except for any notices that may be required pursuant to the HSR Act or as otherwise set forth in Schedule 3.2, neither the execution and delivery of this Agreement and the agreements contemplated hereby by Seller, nor the consummation of the transactions contemplated hereby and thereby by Seller, will (A) violate any material statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which Seller or the Company is subject or any provision of their organizational documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Seller or the Company is a party or by which either of them is bound or to which any of their assets are subject.

Section 3.4 Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby.

Section 3.5 The Shares. Seller owns beneficially and of record one hundred (100) Shares, which constitute all of the issued and outstanding shares of capital stock of the Company and are free and clear of any restrictions on transfer, Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require it to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement) or that would require the Company to issue any capital stock of the Company to any Person. Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company, other than this Agreement, or any other agreement or understanding relating to the Company or its capital stock.
Seller or its Affiliates acquired directly or indirectly the Shares on September 19, 1997.

Section 3.6 Disclosure.  The  representations  and warranties  contained in this
Article 3 do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements and information in this Article 3 not misleading.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that the statements contained in this Article 4 are true, correct and complete as of the date of this Agreement.

Section 4.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, net worth, assets, liabilities, personnel, operations or results of operation of Buyer and its Subsidiaries taken as a whole or the ability of Buyer to execute, deliver or perform this Agreement and the other agreements and documents contemplated hereby to which Buyer is a party.

Section 4.2 Authorization of Transaction; Consents. Buyer has full power and authority to execute and deliver this Agreement and the agreements contemplated hereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and the other documents to be delivered by Buyer pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the other documents to be delivered by Buyer pursuant to this Agreement have been duly executed and delivered (or, in the case of any such documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of any such documents to be executed and delivered at Closing, when executed and delivered will constitute) the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms and conditions. Except for any notices that may be required pursuant to the HSR Act or as otherwise set forth on
Schedule 4.2, Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or other third party in order to consummate the transactions contemplated by this Agreement and the agreements contemplated hereby in a lawful manner and without causing a default under, conflict with, or acceleration, violation or termination of any material legal requirement or material contract or agreement to which the Buyer is a party or bound.

Section 4.3 Noncontravention. Except for any notices that may be required pursuant to the HSR Act or as otherwise set forth on Schedule 4.2, neither the execution and delivery by Buyer of this Agreement and the agreements contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby by Buyer, will (A) violate any material statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Buyer is subject or any provision of its certificate of incorporation or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

Section 4.4 Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement except for the broker fee payable to Communications Equity Associates.

Section 4.5 Investment. Buyer (A) understands that the Shares, if any, have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Shares solely for its own account for investment purposes and not with a view to the distribution thereof, within the meaning of the Securities Act, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Seller and the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Shares, and (F) is an Accredited Investor.

Section 4.6 SEC Filings. Buyer's filings with the Securities and Exchange Commission (the "SEC") did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements made in those reports, in light of the circumstances under which they were made, not misleading.

Section 4.7 Disclosure.  The  representations  and warranties  contained in this
Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.

                                   ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF SELLER CONCERNING THE COMPANY

         Seller represents and warrants to Buyer that the statements contained in this Article 5 are true, correct and complete as of the date of this Agreement.

Section 5.1 Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania. The Company is duly authorized to conduct business and is in good standing under the laws of the jurisdictions set forth on Schedule 5.1. There are no jurisdictions where failure of the Company to be so qualified would have a Material Adverse Effect. The Company has full power and authority necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Schedule 5.1 lists the directors and officers of the Company. Seller has delivered, or made available on November 17, 1999 in the due diligence data room located at Sonnenschein Nath & Rosenthal's Washington, D.C. offices, to Buyer correct and complete copies of the articles of incorporation and bylaws of the Company (as amended to date) and complete copies of the minute books (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors) for the period since September 19, 1997 and has afforded Buyer the opportunity to inspect the minute books in the possession of Seller or the Company for the period prior to September 19, 1997, the stock certificate books and the stock record books of the Company. The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

Section 5.2 Capitalization. The entire authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding and held by Seller (and no shares are held in treasury) and 1,000,000 shares of preferred stock, par value $0.10, none of which is issued and outstanding. Other than as set forth in the preceding sentence, there are no authorized or issued and outstanding capital stock or other securities of the Company. All of the Shares have been duly authorized, are validly issued, fully paid and nonassessable, not subject to preemptive rights and held of record and beneficially by Seller. All of the Shares were issued in accordance with all applicable securities laws. There are no outstanding or authorized options, warrants, purchase rights, redemption rights, subscription rights, conversion rights, exchange rights or other contracts or commitments of any character that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company or otherwise relating to the capital stock of the Company.

Section 5.3 Noncontravention; Consents. Except for notices that may be required pursuant to the HSR Act or as otherwise set forth in Schedule 5.3, neither the execution and the delivery of this Agreement and the agreements contemplated hereby by Seller, nor the consummation of the transactions contemplated hereby and thereby by Seller, will (i) violate any material statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the Company is subject or any provision of the articles of incorporation or bylaws or other similar governing instrument of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any Lien upon any of its assets. Except as set forth in Schedule 5.3, the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other third party in order for the parties hereto to consummate the transactions contemplated by this Agreement in a lawful manner and without causing a default under, conflict with, or acceleration, violation or termination of, any material legal requirement or material contract or agreement to which the Company is a party or bound.

Section 5.4 Brokers' Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 5.5 Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the personal properties and assets used by it, located on its premises, as shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for (i) liens for current taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and with respect to which appropriate reserves are being maintained in accordance with GAAP, (ii) inchoate materialmen's, mechanics', workmen's and repairmen's liens incurred in the Ordinary Course of Business which are not yet due, (iii) easements and rights of way which do not materially adversely affect the marketability or use or value of the applicable parcel of real estate as presently used, and (iv) the Liens set forth in
Schedule 5.5 which shall be removed when indicated in Schedule 5.5 at or prior to Closing (the "Permitted Liens").

Section 5.6 Subsidiaries and Investments. The Company has no direct or indirect Subsidiaries. The Company does not control directly or indirectly or have any direct or indirect equity participation in any Person.

Section 5.7 Financial Statements. Attached hereto as Schedule 5.7 are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal years ended December 31, 1998 (the "Most Recent Fiscal Year End") and for the period beginning September 19, 1997 and ending December 31, 1997, for the Company; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity and cash flow (the "Most Recent Financial Statements") as of and for the ten month period ended October 31, 1999 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Company (which books and records are correct and complete).

Section 5.8 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, no Material Adverse Effect has occurred. Without limiting the generality of the foregoing, since that date, except as set forth on Schedule 5.8:

(i) The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, which are necessary for the operation of the Business, other than for a fair consideration in the Ordinary Course of Business;

(ii) The Company has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(iii) The Company has not declared, set aside or paid any dividend or made any distribution with respect to its capital stock or other equity interest (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or other equity;

(iv) The Company has not made any loan or advance to or made any distribution to, or entered into any other transaction with, any of its directors, officers or employees or with Seller or any of its Affiliates; and

(v)      The Company has not committed to any of the foregoing.

Section 5.9 Undisclosed Liabilities. Except as set forth on Schedule 5.9, the Company does not have any Liability, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law) (such Liabilities that are either set forth on
Schedule 5.9 or covered by clauses (i) or (ii) above are referred to as "Disclosed Liabilities" and all other Liabilities of the Company are referred to as "Undisclosed Liabilities"). Schedule 5.9 lists all capitalized lease or similar obligations of the Company. The Company is not liable for any other indebtedness (including indebtedness for borrowed money and purchase money financing arrangements).

Section 5.10 Legal Compliance. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all Governmental Authorities, and to the Knowledge of Seller, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. To the Knowledge of Seller, the Company is not subject to FAA or FCC licensing requirements or other rules and regulations.

Section 5.11      Tax Matters.

(a) The Company has (i) duly filed or caused to be filed in a timely manner all Tax Returns that it was required to file with the appropriate Governmental Authorities, and (ii) paid or made adequate provision in the Financial Statements in accordance with GAAP for the payment of all Taxes owed by the Company for all taxable periods or portions thereof through the Closing Date. All of the Tax Returns referred to in clause (i) above are true, correct and complete in all material respects. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(b) The Company has not executed any waiver or extension of any statute of limitations on the assessment or collection of any Tax of the Company or with respect to any liability arising therefrom. None of the Tax Returns filed by or on behalf of the Company is currently being audited by any Governmental
Authority, and there are no other examinations, requests for information or other administrative or judicial proceedings pending with respect to Taxes of the Company. Neither the Internal Revenue Service nor any other Governmental Authority has asserted any deficiency or claim for additional Taxes against, or any adjustment of Taxes relating to, the Company. No claim has been made in writing by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) Schedule 5.11 lists, for the Company, all jurisdictions in which it is required to file a state Tax Return and indicates, for each such jurisdiction, whether it files a consolidated, combined or unitary Tax Return with another entity.

                  (d) Seller has delivered to Buyer: (i) true, correct and complete copies of all Tax Returns filed by or on behalf of the Company with respect to taxable periods ending on or after December 31, 1996, and all backup schedules and work papers related thereto, and (ii) all examination reports and statements of deficiency asserted against or agreed to by or on behalf of the Company with respect to Taxes since January 1, 1996.

                  (e) There are no proposed reassessments of any property owned by the Company that would affect the Taxes of the Company after the Closing Date. There are no Tax liens on any assets of the Company, other than liens for current Taxes not yet due and payable.

                  (f) Except as set forth on Schedule 5.11(f), the Company has no liability for the Taxes of any Person (other than the Company) pursuant to
Section 1.1502-6 of the Treasury Regulations promulgated under the Code (the "Treasury Regulations"), any comparable provisions of any state, local or foreign Tax law in respect of a consolidated, combined or unitary Tax Return, or by contract or otherwise. As of the Closing, there will be no tax sharing agreements or similar arrangements in effect with respect to or involving the Company.

                  (g) No consent under Section 341(f) of the Code has been filed with respect to the Company.

                  (h) The Company does not have (i) any income or gain reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a taxable period ending on or prior to the Closing Date which resulted in a deferred reporting of income or gain from such transaction or from such change in accounting method, (ii) any income or gain that has been deferred as a result of having arisen out of any "intercompany transaction," within the meaning of Section 1.1502-13(b) of the Treasury Regulations, or (iii) any "excess loss account," within the meaning of Section 1.1502-19(a) of the Treasury Regulations, in the stock of any Subsidiary.

                  (i) The Company has not been a "United States real property holding corporation," within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (j) The Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to the Company pursuant to Section 280G of the Code.

Section 5.12 Governmental Licenses. Schedule 5.12 sets forth a list of all material Governmental Licenses of the Company together with all amendments and modifications thereto and all applications relating thereto (such Governmental Licenses, the "Material Governmental Licenses"). The Material Governmental Licenses constitute all of the licenses, permits and authorizations necessary to conduct the business of the Company as currently operated in compliance in all material respects with all laws, rules and regulations of all Governmental Authorities. The Company is in compliance in all material respects with all of the requirements of the Material Governmental Licenses. All of the Material Governmental Licenses are valid and in full force and effect and no suspension, cancellation or termination of any of the Material Governmental Licenses is pending or, to the Knowledge of Seller, threatened. Except as set forth on
Schedule 5.12 and based solely on the terms of such Material Governmental License, each Material Governmental License will continue to be valid and in full force and effect on identical terms following the consummation of the transactions contemplated hereby.

Section 5.13      Real Property.  Schedule 5.13 lists all of the Real Property.
                  -------------   -------------

(a) As of the Closing Date the Company will have good and marketable title to the parcel of Real Property located in Pine Forge, Pennsylvania, free and clear of any Liens, except for Permitted Liens;

(b) With respect to any leased Real Property, the Company has a valid leasehold interest to such parcel of Real Property, free and clear of any Liens other than Permitted Liens, and assuming compliance by the Company with the terms of the lease, the Company has a right of quiet enjoyment of such parcel of Real Property;

(c) There are no pending or, to the Knowledge of Seller, threatened condemnation proceedings, lawsuits or administrative actions relating to the Real Property or other matters affecting adversely the current use, occupancy, or value thereof;

(d) To Seller's belief, the legal description for the Pine Forge parcel contained in the deed transferring such parcel to the Company will describe such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

(e) Other than as disclosed on Schedule 5.13, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel of Real Property other than the Company;

(f) With respect to the Pine Forge Real Property, there are no outstanding options or rights of first refusal to purchase such parcel of Real Property, or any portion thereof or interest therein;

(g) Other than as disclosed on Schedule 5.13, as of the Closing Date, there will not be any parties (other than the Company) in possession of the Company's Real Property;

(h) To Seller's belief: all facilities located on the Company's Real Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such parcel of real property, the facilities are in good order and repair, and in a good, safe, substantial condition, free from material defects; all plumbing, heating, electrical and air conditioning systems and equipment and systems therein are in good order and repair and operating condition; the facilities are constructed and completed strictly in compliance with all applicable laws and accepted standards of good materials and workmanship, all electrical, plumbing, heating and air-conditioning and exterior drainage systems, in or on the Real Property are in good condition and working order;

(i) To Seller's belief, all owned Real Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available;

(j) Seller has delivered to Buyer true and complete copies of any deed or lease for the Real Property showing the current holder of such Real Property; and

                  (k) The Company does not own or hold title to any of the parcels of real property located at the former corporate headquarters in North Wales, Pennsylvania.

Section 5.14 Intellectual Property. Except as set forth on Schedule 5.14, the Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted. To the Knowledge of Seller, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Company has not received any complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company. Schedule 5.14 identifies all registered or registrable Intellectual Property of the Company and each pending application therefor and identifies each license, agreement or other permission which the Company has granted to any third party with respect to any of its Intellectual Property.

Section 5.15 Tangible Assets. The Company owns or leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of the Business as presently conducted. The tangible assets are in a condition which is reasonably satisfactory for the present operation of the Business. Schedule 5.15 sets forth a list of all items of tangible assets of the Company, including the location thereof, having a book value of $25,000 or more.

Section 5.16 Contracts. Schedule 5.16 contains a true and complete list of all Contracts for the construction of towers which have not been completed or which have continuing obligations (including but not limited to indemnification or warranty obligations), any executory Contract which involves expenditures or receivables of more than $50,000 and any executory Contract which cannot be terminated or completed within one (1) year from the Closing Date for less than $10,000 ("Material Contracts"). Seller has delivered, or made available on November 17, 1999 in the due diligence data room located at Sonnenschein Nath & Rosenthal's Washington, D.C. offices, to Buyer a correct and complete copy of each written Material Contract (as amended to date) and a written summary setting forth the terms and conditions of each oral Material Contract. Each Material Contract is legal, valid, binding, enforceable against the Company and, to the Knowledge of Seller, each other party thereto, and in full force and effect in accordance with its terms. Each Material Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby. Neither the Company, nor to the Knowledge of Seller, any other party thereto is in material breach or default under any Material Contract, and to the Knowledge of Seller, no event has occurred which with notice or lapse of time would constitute a breach or default under any Material Contract, or permit termination, modification or acceleration, or reduce the amount of payments due the Company, or give rise to any liquidated damages, under any Material Contract. No party to any Material Contract has repudiated any provision of such Contract.

Section 5.17 Notes and Accounts Receivable; Accounts Payable. All notes, accounts receivable (except intercompany accounts that are being cancelled pursuant to Section 6.17 hereof), unbilled work in process and other debts due of the Company are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet. Since September 19, 1997, the Company has paid on a timely basis all of their accounts payable and such accounts payable arose in the Ordinary Course of Business.

Section 5.18 Powers of Attorney . Schedule 5.18 lists all outstanding powers of attorney executed on behalf of the Company.


Section 5.19 Insurance. Schedule 5.19 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage:

(a) the name of the insurer, the name of the policyholder and the name of each covered insured;

(b)      the policy number and the period of coverage;

(c) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable and in full force and effect; (B) based solely on the terms of the policy, the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the Knowledge of Seller, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and to the Knowledge of Seller, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (D) to the Knowledge of Seller, no party to the policy has repudiated any provision thereof. The Company has been covered since September 19, 1997 by insurance in scope and amount, which, to Seller's good faith belief, is customary and reasonable for the businesses in which it has engaged during such period.
Schedule 5.19 describes any self-insurance arrangements affecting the Company. Since September 19, 1997, except as set forth on Schedule 5.19, the Company has not been subject to, nor has any insurer defended or settled, on behalf of the Company or paid out money on behalf of the Company with respect to any workers' compensation claim or any claim under any insurance policy where the aggregate amount at issue exceeded $10,000.

Section 5.20 Litigation. Schedule 5.20 sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party to or, to the Knowledge of Seller, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

Section 5.21      Employees.

                  (a) Schedule 5.21 contains a correct and complete list of (i) the names and positions of each of the employees, officers and directors of the Company and of each employee of the Seller or any affiliate of the Seller whose services relate primarily to the Business, (ii) the annual salary or hourly wage of each such person, and (iii) any oral or written contracts or agreements that provide for employment of any individual as an employee or independent contractor of the Company and which does not permit the termination of such contract or agreement, without penalty, upon no more than 30 days prior notice. Seller has provided to Buyer correct and complete copies (or descriptions, if oral) of all contracts or agreements listed in Schedule 5.21.

                  (b) No employees of the Company are  presently  members of any collective bargaining unit with respect to their employment with the Company. There are no collective bargaining agreements and no contracts or agreements with labor unions, relating to, involving or affecting the employees of any of the Company to which the Company is a party or by which it is bound, and the Company has no obligation to bargain with any labor organization with respect to any such persons. The Company is not currently, nor since September 19, 1997, has it been, the subject of any certification or decertification drive, and, to the Knowledge of Seller, no such organizing activity is threatened. To the Knowledge of Seller, no union or other collective bargaining representative claims to represent, has been certified as representing or has requested that the Company recognize such union or collective bargaining representative as representing any of the employees of the Company for collective bargaining purposes. Neither Seller nor the Company has recognized or agreed to recognize or is required to recognize any union as the collective bargaining representative for any employee of the Company.

                  (c) There are no unfair labor practice charges pending against the Company and, to the Knowledge of Seller, there are neither any demands for recognition or any other requests or demands from a labor organization for representative status with respect to any persons employed by the Company and no such activity is threatened. Neither the Company nor the Business is currently, or since September 19, 1997, has been, the subject of any strike, work stoppage, picketing or work slowdown, or any other labor dispute, controversy or proceeding, and to the Knowledge of Seller, no such activity is threatened. The Company has complied in all material respects with all laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits, collective bargaining, discrimination, the payment of social security and other payroll expenses, and all applicable occupational safety and health acts, laws and regulations. The Company is not subject to any investigation or other challenge relating to the misclassification of employees as independent contractors. The Company is not required to comply with any government contractor affirmative action obligations.

Section 5.22      Employee Benefits.

(a) Each Employee Plan and  Compensation  Arrangement is listed and described in
Schedule 5.22, and complete and accurate copies of (including any amendments to) any such written Employee Plans and Compensation Arrangements (or related insurance policies) have been furnished, or made available on November 17, 1999 in the due diligence data room located at Sonnenschein Nath & Rosenthal's Washington, D.C. offices, to Buyer along with copies of any employee handbooks or similar documents describing such Employee Plans and Compensation Arrangements. Any unwritten Employee Plans or Compensation Arrangements also are listed in Schedule 5.22, and complete descriptions have been furnished to Buyer. Except as disclosed in Schedule 5.22, neither Seller nor the Company is a party to and does not have in effect or to become effective after the date of this Agreement any plan, arrangement or other scheme which will become an Employee Plan or Compensation Arrangement (including any bonus, cash or deferred compensation, severance, medical, pension, profit sharing or thrift, stock option, employee stock ownership, life or group insurance, death benefit, vacation, sick leave, disability or trust agreement or arrangement), or any amendment to an Employee Plan or Compensation Arrangement. Except for the participation by Bend Broadcasting, LLC in the Stainless, Inc. 401(k) Savings Plan, no Employee Plan or Compensation Arrangement is sponsored by, maintained by or contributed to by any ERISA Affiliate, and no Employee Plan or Compensation Arrangement provides benefits to the employees, former employees or independent contractors of any ERISA Affiliate with respect to services performed for the ERISA Affiliate by such employees, former employees or independent contractors

(b) Seller has furnished to Buyer the Forms 5500 filed for each of the Employee Plans (including all attachments and schedules), actuarial reports, summaries of material modifications, summary annual reports, and any other employer notices (including, governmental filings and descriptions of material changes to Employee Plans or Compensation Arrangements) relating to the Employee Plans for the last three plan years, and the current summary plan descriptions.

(c) Except as set forth in Schedule 5.22, each Employee Plan and Compensation Arrangement has been administered in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Federal or state laws.

(d) Neither the Company nor any ERISA Affiliate is contributing to, is required to contribute to, or has contributed within the last five years to, any Multiemployer Plan or Multiple Employer Plan, and neither the Company nor any ERISA Affiliate has incurred within the last five years, or reasonably expects to incur, any "withdrawal liability," as defined under Section 4201 et seq. of ERISA. Neither the Company nor any ERISA Affiliate has terminated within the last five years an employee pension benefit plan, as defined under Section 3(2) of ERISA, which was subject to Title IV of ERISA. Neither the Company nor any ERISA Affiliate has ever engaged in a transaction to evade liability, as described under Section 4069 of ERISA.

(e) At all times on or prior to the Closing, each Employee Plan, to the extent such Employee Plan is intended to be tax-qualified, satisfies all minimum coverage and minimum participation requirements, if any, imposed on such Employee Plan by the applicable terms of the Code and ERISA.

(f) Neither Seller nor the Company is aware of the existence of any governmental inspection, investigation, audit or examination of any Employee Plan or Compensation Arrangement or of any facts which would lead them to believe that any such governmental inspection, investigation, audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan or Compensation Arrangement pending or, to the Knowledge of Seller, threatened against any of such plan or arrangement, and neither Seller nor the Company possesses any knowledge of any facts which could give rise to any such action, suit or claim.

(g) Neither the Company nor any ERISA Affiliate sponsors, maintains or contributes to any Employee Plan or Compensation Arrangement that provides medical benefit coverage to former employees of the Company, except to the extent required by Section 4980B of the Code. Except as described in Schedule 5.22, neither the Company nor any ERISA Affiliate sponsors, maintains or contributes to any Employee Plan or Compensation Arrangement that provides death benefit coverage to former employees of the Company. To the extent any Employee Plan or Compensation Arrangement provides death benefit coverage to former employees of the Company, the benefits provided thereunder are fully insured and have been provided in compliance with the applicable group term life insurance policy.

(h) Except as described in Schedule 5.22, with respect to each Employee Plan and, to the extent applicable, each Compensation Arrangement: (i) each Employee Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of an Employee Plan's letter; (ii) no condition or event exists or is expected to occur that could subject, directly or indirectly, the Company, Seller or any ERISA Affiliate to any material liability, contingent or otherwise, or the imposition of any Lien on the assets of the Company, Seller or any ERISA Affiliate under the Code or Title IV of ERISA whether to the PBGC, the Internal Revenue Service, or any other person; (iii) no Employee Plan is subject to
Section 302 or Title IV of ERISA; (iv) no Prohibited Transaction has occurred which would subject the Company or any ERISA Affiliate to any liability; (v) which provides severance or severance like benefits may be terminated by the Company without any penalty and without any liability to pay severance benefits in connection with any terminations of employment which occur after the date such Employee Plan or Compensation Arrangement is terminated; (vi) which is a "group health plan," as defined under Section 601 et seq of ERISA and 4980B of the Code ("COBRA"), has provided "continuation coverage" to each "covered employee" and "qualified beneficiary" entitled thereto (with each term as defined under COBRA); and (vii) all contributions, premiums, payments or liabilities accrued, in whole or in part, under each Employee Plan or Compensation Arrangement or with respect thereto as of the Closing will be paid by the Company or Seller, on or prior to Closing or shall be reflected on the financial statements of the Company or Seller as of Closing and shall be paid within the time period permitted by ERISA and the Code.

(i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, or unemployment compensation) becoming due to any director or employee of the Company; (ii) result in the acceleration of vesting under any Employee Plan or Compensation Arrangement; or
(iii) materially increase any benefits otherwise payable under any Employee Plan; and any such payment or increase in benefits is fully deductible under the Code, including but not limited to Sections 162, 280G and 404 of the Code.

Section 5.23  Guaranties.  Except for guaranties  that are disclosed on Schedule
5.23 and that will be terminated prior to Closing, the Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

Section 5.24  Environmental,  Health and Safety Matters.  Except as set forth on
Schedule 5.24 and except for any matter relating to the real property, facilities or operations at Perkasie, Pennsylvania or the property in North Wales, Pennsylvania owned by SEPA:

(a) The Company has complied in all material respects and is in compliance in all material respects with all Environmental, Health and Safety Requirements and to Seller's Knowledge, each predecessor of the Company has complied in all material respects with all Environmental, Health and Safety Requirements.

(b) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is in compliance with, in all material respects all permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business.

(c) The Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health and Safety Requirements or any Liability, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health and Safety Requirements.

(d) To the Knowledge of Seller, none of the following exists at any property or facility owned or operated by the Company: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments or regulated treatment, storage or disposal areas.

(e) None of the Company, or to Seller's Knowledge, the Company's predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or could reasonably be expected to give rise to material liabilities of the Company, including any such liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended
                                      -20-

("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health and Safety Requirements.

(f) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any Government Authorities or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health and Safety Requirements.

(g) The Company has not, either expressly or by operation of law, assumed or undertaken any material liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental, Health and Safety Requirements.

Section 5.25 Certain Business Relationships with the Company and Its Affiliates. Except as set forth in Schedule 5.25, neither Seller nor any Affiliate thereof or of the Company has been involved in any business arrangement or relationship with the Company within the past 12 months, and, except for the Pine Forge property to be conveyed to the Company prior to Closing pursuant to Section 6.15(c), neither Seller nor any Affiliate thereof or of the Company owns or has any right to use any asset, tangible or intangible, which is used in the Business. There are no tax sharing agreements between the Company and Seller or any of Seller's Affiliates.

Section 5.26 Bank Accounts and Credits . Schedule 5.26 lists all banks and lending institutions with which the Company maintains any account or has a credit facility, and sets forth the names of all individuals who have signing authority for any such account.

Section 5.27 Inventory. The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

Section 5.28 Product and Service Warranty. Each product manufactured, sold, leased or delivered, and each service performed, by the Company has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased or delivered, and no service performed, by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, lease or service. Schedule
5.28 includes copies of the standard terms and conditions of sale and service for the Company (containing applicable guaranty, warranty, and indemnity provisions).

Section 5.29 Year 2000 Compliance. Schedule 5.29 lists each of the computer software programs, hardware, databases and embedded control systems used by the Company (the "Systems") and describes the status of such Systems regarding their ability (a) to accurately process time data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (b) operate accurately with other software and hardware that use standard format (4 digits) for representation of the year.

Section 5.30 Disclosure.  The representations  and warranties  contained in this
Article 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 5 not misleading.

                                   ARTICLE 6

                                   COVENANTS

Section 6.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the prior written consent of Buyer, during the period from the date of this Agreement to the Closing, Seller shall cause the Company to conduct its operations only in the Ordinary Course of Business consistent with past practice, and Seller will use its reasonable best efforts to, and will cause the Company to, preserve intact the business and organization of the Company, to keep available the services of the present officers and key employees of the Company, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Company.

(a) Except as otherwise contemplated by this Agreement, prior to the Closing, Seller shall not permit the Company to, without the prior written consent of
Buyer:

(i) adopt any amendment to the articles of incorporation or bylaws of the Company;

(ii) issue, reissue or sell, or authorize the issuance, reissuance or sale of any additional shares or other equity interest in the Company or securities convertible into any rights, warrants or options to acquire any additional shares or other equity interest in the Company;

(iii) declare, set aside or pay any dividend or make any other distribution (whether in cash, securities or property or any combination thereof) other than as provided in Section 6.15 of this Agreement or pay any obligations or Liabilities of the Company other than in the Ordinary Course of Business;

(iv) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any of its shares or other equity interest;

(v) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees, or pay any benefit not required by any existing
                                      -22-

Employee Plan or Compensation Arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing Employee Plans or Compensation Arrangements), or enter into, review, terminate, amend or waive any material provision of any employment or severance agreement with, any director, officer or other employee of the Company or establish, adopt, enter into, or amend any collective bargaining agreement, employment agreement, termination agreement, Employee Plan, or Compensation Arrangement;

(vi) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets, including any capital stock or equity interest in any Subsidiary (other than as provided in Section 6.15 of this Agreement or the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of raw materials, supplies and equipment, in either case in the Ordinary Course of Business);

(vii) incur or assume or prepay any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, or make any loans, advances or capital contributions to, or investments in, any other Person;

(viii) change any accounting policies or procedures, other than in the Ordinary Course of Business or as required by GAAP;

(ix) waive, release, assign, settle or compromise any material rights, claims or litigation;

(x) take any action that would make any  representation or warranty set forth in
Article 5 to become untrue in any material respect;

(xi) make any Tax election or settle or compromise any material federal, state, local or foreign income Tax Liability;

(xii) enter into any Contract except for any Contract entered into in the Ordinary Course of Business or amend or terminate any existing Material Contract;

(xiii) incur any Liability except for Liabilities incurred by the Company in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law);

(xiv) authorize or enter into any formal or informal binding written or other agreement or otherwise make any binding commitment to do any of the foregoing;

(xv) make any material increase in the size or materially change the composition of the workforce of the Company; or

(xvi)  voluntarily   recognize  any  union  or  other collective bargaining
representative as the collective bargaining representative for any of the employees of the Company.

(b) Seller shall cause the Company to do the following:

(i) maintain its assets in good operating condition (ordinary wear and tear excepted), with inventories of spare parts and expendable supplies being maintained at levels consistent with past practices and to make all repairs or replacements necessary to restore any assets to the condition represented and warranted in Article 5 of this Agreement;

(ii)     maintain the existing insurance policies in full force and effect;

(iii) maintain the books and records of the Company in accordance with past practices;

(iv) furnish to Buyer within twenty days after the end of each month monthly financial statements for the month just ended containing balance sheets and statements of income and cash flow for such period which shall comply with the representations and warranties set forth in Section 5.7;

(v) comply in all material respects with all laws, rules, regulations and with all Contracts and Governmental Licenses and keep in full force and effect all Material Governmental Licenses;

(vi) pay all of the obligations and Liabilities of the Company in the Ordinary Course of Business; and

(vii) preserve the corporate existence of the Company and the Subsidiaries.

Section 6.2 Seller's Actions. Seller shall not sell, transfer or encumber any of the Shares and shall not enter into any commitment to sell, transfer or encumber any of the Shares. Seller shall cause the Company to comply with all of the terms of this Agreement applicable to them, including Section 6.1. To the extent that any covenant or agreement in this Article 6 requires Seller to cause or to not permit (or words of similar import) the Company to take a certain action, such covenant or agreement of Seller shall not be deemed breached by Seller so long as the action at issue is related to a matter which is principally in control of the Company's management and so long as Seller used its "reasonable best efforts" to cause or to not permit the Company to take such action.

Section 6.3 Other Actions. During the period from the date hereof to the Closing, Seller shall not, and shall cause the Company not to, take any action that would, or that would reasonably be expected to, result in any of the conditions to the transactions contemplated hereby set forth in Article 7 or 8 hereof not being satisfied or satisfaction thereof being delayed.

Section 6.4 Notification of Certain Matters. During the period from the date hereof to the Closing, Seller shall promptly notify Buyer of the occurrence of any fact or event that would reasonably be expected (i) to cause any representation or warranty of Seller contained in this Agreement to be untrue in any material respect,
(ii) to cause any covenant, condition or agreement of Seller hereunder not t be complied with or satisfied in all material respects or (iii) to cause a Material Adverse Effect. During the period from the date hereof to the Closing, Buyer shall promptly notify Seller of the occurrence of any fact or event that would reasonably be expected (i) to cause any representation or warranty of Buyer to be untrue in any material respect or (ii) to cause any covenant, condition or agreement of Buyer hereunder not to be complied with or satisfied in all material respects.

Section 6.5 Access to Information. During the period from the date hereof to the Closing, Seller shall cause the Company to: (i) provide to Buyer at Buyer's expense (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to Seller to the assets and properties, personnel and the books and records of the Company and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company as Buyer or its Representatives may reasonably request.

Section 6.6 Cooperation; Further Assurances. Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Articles 7 and 8 are satisfied and to consummate and make effective the transactions contemplated by this Agreement. No party to this Agreement shall take any action that is inconsistent with its obligations under this Agreement. Notwithstanding the foregoing, Buyer shall not be required to expend any monies to obtain any Consent to be obtained by Seller or to accept any condition or change in terms (other than ministerial, immaterial conditions or changes) to obtain any Consent to be obtained by Seller.

Section 6.7 Public Announcements. The initial press release concerning the sale of the Shares to Buyer shall be a joint press release reasonably acceptable to both parties and, thereafter until the Closing, each party shall obtain the consent of the other party (which consent will not be unreasonably withheld) before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to obtaining such consent, except to the extent public disclosure may be required to comply with applicable law, including under the securities laws or the requirements of any securities exchange, as determined by the disclosing party in good faith and after prior written notice to the other party hereto (provided that Buyer has already informed Seller that Buyer intends to file a registration statement with the Securities Exchange Commission on or about December 30, 1999 that will include certain disclosures regarding this Agreement).

Section 6.8 Confidentiality. Except for such disclosures to officers, directors, employees, advisors and representatives as may be appropriate in furtherance of this transaction and except for disclosures that may be required to comply with applicable law, including under the securities laws or the requirements of any securities exchange, each party hereto shall keep, and cause its Affiliates, officers, directors, employees, advisors and representatives to keep, confidential the terms and conditions of this Agreement so long as they have not been made publicly available in accordance with Section 6.7 hereof and all information of a confidential nature obtained by it from the other party hereto or the Company in connection with the transactions contemplated by this Agreement,regardless of whether the Closing occurs (it being understood that after the Closing all proprietary information of the Company shall be owned by and for the benefit of Buyer). If this Agreement is terminated without a Closing, (i) each party hereto will return to the other parties all documents and other materials obtained from the other party in connection herewith and (ii) Buyer shall not solicit or encourage or cause others to solicit or encourage any employee of the Company to terminate his or her employment with the Company and shall not hire any current or former employee of the Company for a period of 12 months after the end of the term of such employment.

Section 6.9 Expenses; Taxes. Whether or not the transaction contemplated by this Agreement is consummated and except as otherwise expressly set forth herein, all expenses, including brokers' fees, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the filing fee under the HSR Act shall be entirely borne by the Buyer and all such expenses of the Company shall be entirely borne by Seller. All transfer Taxes payable as a result of this transaction shall be borne entirely by Buyer, other than any transfer or other Taxes payable in connection with or as a result of the real estate transfers contemplated by
Section 6.15 hereof, which shall be borne entirely by Seller.

Section 6.10 Control of the Company's Operations. Nothing contained in this Agreement shall give Buyer, directly or indirectly, any right to control or direct the Company's operations prior to the Closing.

Section  6.11  Hart-Scott-Rodino   Filing.  Seller  and  Buyer  have  filed  the
pre-merger notifications which are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder (the "HSR Act") with respect to the transactions contemplated hereby. Each party shall furnish to the other such necessary information and reasonable assistance as any other party may request in connection with its preparation of necessary filings or submissions pursuant to the provisions of the HSR Act. If the Federal Trade Commission or the Department of Justice requests additional information from the parties or imposes any condition upon the transactions contemplated hereby, the parties will cooperate with each other, the Federal Trade Commission and the Department of Justice; provided, however, that nothing herein shall compel either party or any affiliate of such party to comply with any condition imposed upon such party or such affiliate that is adverse to the interests of such party or its affiliates as determined by such party in the exercise of its reasonable business judgment.

Section 6.12 Other Buyer Transactions. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prevent or restrict Buyer and its subsidiaries from engaging in any merger, acquisition, business combination or  other  transaction  (whether  or not  Buyer is the  surviving
corporation), provided  that  such  merger,   acquisition,   business
combination or other transaction would not prevent Buyer from complying with or consummating its obligations under this Agreement.

Section 6.13 Consents. Seller shall, or shall cause the Company to, as soon as practicable after the execution of this Agreement, give all notices of this Agreement or the transaction contemplated hereby to Governmental Authorities and other third parties to the extent required by any law, rule, regulation or Contract. Except as disclosed on Schedule 5.3 (Item 3), Seller shall, and shall cause the Company to, use commercially reasonable efforts to obtain, as soon as practicable after the execution of this Agreement, all of the Consents without any change in the terms of any Contract or License to which such Consent relates (other than ministerial, immaterial changes or conditions). Seller shall promptly notify Buyer of any difficulty in obtaining any Consents.

Section 6.14      Employee Benefits Matters.

(a) Prior to the Closing, Seller and the Company shall take any and all action necessary or appropriate to (i) transfer to the Northwest Broadcasting Limited Partnership 401(k) Savings Plan (the "Seller Plan") all of the assets and liabilities of the Stainless, Inc. 401(k) Plan ("Company 401(k) Plan") which are attributable to employees or former employees of any ERISA Affiliate which has been a participating employer in the Company 401(k) Plan, including but not limited to Bend Broadcasting, LLC, such transfer being conditioned upon the receipt by Company 401(k) Plan of evidence reasonably acceptable to the trustee of Company 401(k) Plan that the Seller Plan is intended to be tax-qualified under Code Section 401(a), and (ii) terminate immediately prior to the Closing the Company 401(k) Plan.

(b) If requested by Buyer, at the Closing Seller will cause the Company to pay all normal year-end bonuses for 1999 to the Company employees (which Seller estimates in good faith will be approximately $200,000). Notwithstanding the previous sentence, Seller shall be entirely responsible for all payments that may be due or may become due to Doug Standley and Bob Kramm as a result of the consummation of the transactions contemplated hereby.

                  (c) Seller shall assume and maintain full responsibility for all liabilities, including but not limited to any applicable penalties imposed by the Department of Labor or Internal Revenue Service, with respect to the Company's failure to file complete and accurate Internal Revenue Service Forms 5500 with respect to its cafeteria plan, or any employee benefit plan, as defined in Section 3(3) of ERISA, which was filed or required to be filed on or before December 31, 1999.

Section 6.15      Real Estate Matters.

(a) During the period after the execution hereof to the Closing, Seller shall cause the Company to provide to Buyer at Buyer's expense reasonable access to the Real Property and reasonable cooperation upon prior notice to the Company in connection with Buyer's Real Property due diligence for the sole purpose of allowing Buyer and its agents to reasonably prepare surveys and title commitments or policies.
                                      -27-

                  (b) The real property parcel owned by the Company located in Perkasie, Pennsylvania shall be transferred at or before the Closing to the redevelopment agency of the local borough or to another person, at Seller's sole cost and expense and without any cost or expense to Buyer or the Company. To the extent any costs or expenses (including Taxes) resulting from such transfer are known at Closing, such costs will be paid out of and reduce the Cash Consideration paid to Seller at Closing.

                  (c) To the extent  the real  property  parcel  located in Pine
Forge, Pennsylvania is not owned by the Company, Seller shall cause it to be transferred at or before the Closing to the Company, at Seller's sole cost and expense and without any cost or expense to Buyer or the Company by means of a capital contribution by Seller. To the extent any costs or expenses (including Taxes) resulting from such transfer are known at Closing, such costs will be paid out of and reduce the Cash Consideration paid to Seller at Closing. The transfer shall be effected by a warranty deed in a form reasonably acceptable to Buyer. As soon as practicable after the Closing Seller shall cause a satisfactory release or other instrument to be delivered to Buyer that will release of record in the real estate records the mortgage granted to Continental Bank in or about 1971 that encumbers the title to the Pine Forge real property, at Seller's sole cost and expense and without any cost or expense to Buyer or the Company.

                  (d) To the extent still owned by the Company, Seller shall cause the real property parcels located in North Wales, Pennsylvania to be transferred out of the Company at or prior to Closing in a manner reasonably acceptable to Buyer at Seller's sole cost and expense and without any cost or expense to Buyer or the Company. To the extent any costs or expenses (including Taxes) resulting from such transfer are known at Closing, such costs will be paid out of and reduce the Cash Consideration paid to Seller at Closing.

                  (e) Seller shall cause the lease between the Company, as landlord, and Nehemiah's Way of North Wales, Inc., as tenant, with respect to the real property parcels located at 217 East Montgomery Avenue, North Wales, Pennsylvania and all of the Company's duties and obligations thereunder, to be assigned to SEPA or a third party at or prior to the Closing at Seller's sole cost and expense and without any cost or expense to Buyer or the Company.

Section 6.16      Tax Matters.

                  (a) Tax Returns. Seller and the Company shall be responsible for the preparation and filing of, and the payment of Taxes with respect to, all Tax Returns of the Company that are required to be filed after the date hereof and on or prior to the Closing Date; provided, however, that in preparing such Tax Returns, Seller and the Company shall consult with Buyer in good faith and shall provide Buyer with drafts of such Tax Returns (together with the relevant back-up information) for review and consent by Buyer, which consent shall not be unreasonably withheld, at least 20 days prior to filing. All such Tax Returns shall be prepared and filed in a manner consistent with the past custom and practice of the Company.

                  (b) Retention of Records. From and after the date hereof until the Closing, Seller shall cause the Company to retain all Tax Returns and all books, records and other information relating to any Tax or Tax Return of the Company, and to abide by all record retention agreements entered into with any Governmental Authority.

                  (c) Within twenty (20) days following the Closing, Seller shall (or shall cause the Company to) deliver to Buyer true, correct and complete information, as of the end of the most recently concluded taxable year of the Company, regarding: (i) the Tax basis of the assets of the Company and the depreciation and amortization schedules relating to such assets, and (ii) the earnings and profits, net operating loss carryovers, and other Tax attributes, credits and carryover items (and any limitations applicable to any of the foregoing) of the Company.

Section 6.17 Intercompany Accounts. Buyer and Seller hereby agree and acknowledge that all of the receivables, payables and loans between the Company (on the one hand) and Seller and its Affiliates (on the other hand) shall be deemed automatically cancelled as of the Closing without further action by the parties.

Section 6.18 Standby Letter of Credit. Buyer hereby agrees to take all commercially reasonable actions necessary to assist Seller in obtaining a release, subject to the occurrence of the Closing, of its obligation to maintain a letter of credit in connection with the construction of a tower by the Company in North Carolina.

Section 6.19 Schedule Updates. Following the execution of this Agreement, Seller shall have the right to update the Schedules to this Agreement to disclose matters that arise after and relate to the period following the execution of this Agreement. If any such disclosed matters, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, Buyer will be entitled to terminate this Agreement pursuant to Article 10. If Buyer does not terminate this Agreement and closes the transactions contemplated by this Agreement, such disclosed matters shall be deemed to have been disclosed on the Schedules to this Agreement from the time of execution of this Agreement for all purposes of Buyer's indemnification rights under Article 11.

Section 6.20      Post-Closing Covenants.

(a) General. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article 11). Seller acknowledges and agrees that from and after the Closing Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

(b) Transition. Seller shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Seller will refer all customer inquiries relating to the businesses of the Company to the Buyer from and after the Closing.

(c) Covenant Not to Compete. For a period of three years from and after the Closing Date, neither Seller nor its general partner nor any of its direct or indirect subsidiaries, nor its Class B or Class C limited partners will engage directly or indirectly in the business of the engineering, fabrication, construction and maintenance of television and radio transmission towers; provided, however, that no owner of less than 5% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in the prohibited business. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.20(c) is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (d)      Pine Forge Environmental Due Diligence.

                           (1) At no time before or after the Closing shall Buyer or its Affiliates (including the Company after the Closing)
         undertake, or cause to be undertaken, any environmental sampling (whether intrusive or non-intrusive), or analysis of soil, groundwater, soil gas, surface water or any other surface or subsurface condition at, on or under the real property or facilities at Pine Forge, Pennsylvania, except if any of the foregoing is compelled or required by a Governmental Authority or the lenders of Buyer or its Affiliates, it being understood that subject to Section 11.6(e)(2) hereof and subject to Section 6.20(d)(2) below, this Section 6.20(d)(1) shall in no way prohibit Buyer or the Company from discharging any legal obligation imposed on Buyer or the Company to remediate any environmental condition at, on or under the real property or facilities at Pine Forge or from making a claim for indemnification therefor against Seller pursuant to Section 11.2 hereof.

                           (2) In the event any third party (other than Buyer or its Affiliates if compelled or required by a Governmental Authority or the lenders of Buyer or its Affiliates, and other than any other Person acting on behalf of such Governmental Authority or lenders) undertakes, or causes to be undertaken, any environmental due diligence that would be prohibited by Section 6.20(d)(1) above were Buyer or its Affiliates undertaking such due diligence, the indemnification provided in Sections 11.2(e) and Section 11.2(f) shall immediately terminate and be of no further force and effect, except as to claims thereunder that have already been made by Buyer prior to such time, in respect of which Buyer's indemnification rights shall survive as in effect before giving effect to this Section 6.20(d)(2).

Section 6.21 Insurance. The parties agree that the Company and Buyer will not be required after the closing to retain SEPA as an insured party under the Company's insurance policies.

Section 6.22 Release. Seller, in its capacity as a stockholder of the Company, and all persons claiming by, through, for or under Seller in such capacity (collectively, the "Seller

Related Parties"), hereby agrees that except as provided in this Agreement it has no claims or the basis for any claims against the Company or the Company's respective present and former officers, directors, employees or representatives, on account of any matter arising from the beginning of time through the date of this Agreement, inclusive, and Seller agrees that except as provided in this Agreement, neither Seller nor any Seller Related Parties will ever bring any action or seek to recover upon or in respect of any such matter arising from the beginning of time through the date of this Agreement, inclusive.

                                   ARTICLE 7
                        CONDITIONS TO BUYER'S OBLIGATIONS

         The obligations of Buyer to consummate the transactions provided for in this Agreement are subject to all of the conditions set forth below in this
Article 7, any of which may be waived in writing by Buyer.

Section 7.1 Performance by the Company and Seller. The Company and Seller shall have performed in all material respects all of their agreements and covenants under this Agreement required to be performed by them at or prior to the Closing, except that the covenants set forth in Sections 6.14(a) and 6.15 shall have been performed in all respects.

Section 7.2 Truth of Representations and Warranties. Each of the representations and warranties of Seller contained in this Agreement (i) which are expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date, and (ii) all other representations and warranties of Seller shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time, except in each case of clauses (i) and (ii) to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times could not reasonably be expected to result in a Material Adverse Effect.

Section 7.3 Receipt of Consents.  All of the  Consents  indicated as material on
Schedule 3.2 or 5.3, including the North Wales office lease (the "Material Consents") shall have been obtained and delivered to Buyer and shall be in full force and effect as of the Closing and shall be in form and substance reasonably satisfactory to Buyer without any conditions or changes in the underlying
Contract or License to which such Material Consent relates (other than ministerial or immaterial conditions or changes).

Section 7.4 HSR Act and other Governmental Authorizations . All waiting periods required under the HSR Act shall have expired or otherwise shall have been terminated prior to the Closing, and the parties and the Company shall have received all other authorizations, consents and approvals of Governmental Authorities required to consummate the transactions contemplated hereby in a lawful manner.

Section 7.5 Deliveries. Seller and the Company shall have made all of the deliveries required by Section 9.2.


Section 7.6 Material Adverse Effect. Since October 31, 1999, no Material Adverse Effect shall have occurred.

Section 7.7 Repayment of Indebtedness and Certain Other Obligations. All Company indebtedness (including all indebtedness for borrowed money and purchase money financing arrangements), and any obligations of the Company in the nature of prepayment penalties, premiums, or termination penalties resulting from the consummation of the transactions contemplated by this Agreement, shall have been paid in full and discharged before the Closing at Seller's sole expense or concurrently with the Closing out of the Cash Consideration otherwise payable to Seller, except the capitalized lease of the Company. The guarantee of the Company in favor of the Lenders under the Seller's credit facility shall have been released and all claims of such lenders against the Company shall have been released, such release to be reasonably satisfactory to Buyer.

Section 7.8 Affiliate Loans. All loans and other advances made by the Company to Seller or any Affiliate thereof or to any employee, officer or director of the Company or a family member thereof (excluding loans and advances to employees for travel, business and moving expenses in the Ordinary Course of Business) shall have been repaid, and Buyer shall have received evidence of such repayment or shall have been cancelled in accordance with Section 6.17 hereof.

Section 7.9 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or other Governmental Authority shall have been entered against Buyer, Seller, or the Company that prohibits or restricts the transactions contemplated hereby, limits or restricts the operation of the Company's business as it is currently conducted, or otherwise restricts the Company's exercise of full rights to own and operate its business after the Closing, and no action, proceeding, investigation, regulation or legislation shall have been instituted or threatened before any court or other Governmental Authority which (i) questions the validity or legality of the transactions contemplated hereby or seeks to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby; (ii) seeks material damages against Buyer, Seller, or the Company as a result of the transactions contemplated hereby; or (iii) can otherwise reasonably be expected to materially and adversely affect Buyer or the Company as a result of the consummation of the transactions contemplated hereby.

Section 7.10 Seller Actions. All actions to be taken by Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer.

                                   ARTICLE 8

                     CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the transactions provided for in this Agreement are subject to all of the conditions set forth below in this
Article 8, any of which may be waived in writing by Seller.

Section 8.1 Performance by Buyer. Buyer shall have performed in all material respects all of its agreements and covenants under this Agreement required to be performed by it at or prior to the Closing.

Section 8.2 Truth of Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement (i) specifically qualified by materiality, shall be true and complete as so qualified, and (ii) if not qualified by materiality, shall be true and complete in all material respects, in each such case, on and as of the Closing Date, with the same effect as if then made, except where any such representation or warranty is as of a specific earlier date in which event it shall remain true and correct (as qualified) as of such earlier date.

Section 8.3 HSR Act. All waiting periods required under the HSR Act shall have expired or otherwise shall have been terminated prior to the Closing.

Section 8.4 Deliveries. Buyer shall have made all of the deliveries set forth in Section 9.3.

Section 8.5 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or other Governmental Authority shall have been entered against Seller or the Company that prohibits or restricts the transaction contemplated hereby and no action, proceeding, investigation, regulation or legislation shall have been instituted or threatened before any court or any other Governmental Authority which (i) questions the validity or legality of the transactions contemplated hereby or seeks to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby, (ii) seeks material damages against Seller as a result of the transactions contemplated hereby; or (iii) can otherwise reasonably be expected to materially and adversely affect Seller as a result of the consummation of the transactions contemplated hereby.

Section 8.6 Buyer Actions. All actions to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller.

ARTICLE 9

                                     CLOSING

Section 9.1 Closing. Subject to satisfaction or waiver of all of the conditions of closing set forth in Articles 7 and 8, the closing of the transactions contemplated hereby (the
                                      -33-

"Closing") shall take place at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Ave., N.W., Suite 800, Washington, D.C. 20036, at 10:00 a.m., local time, on the date specified by Buyer by notice to Seller, which specified date shall be no later than ten business days after the conditions of Closing set forth in Sections 7.3, 7.4, and 8.3 have been satisfied or waived or on such other date as Buyer and Seller may mutually agree (the "Closing Date").

Section 9.2 Deliveries and Actions by Seller. Seller shall deliver to Buyer the following items at the Closing:


(a) Consents. Seller shall deliver to Buyer at Closing originals of the Material Consents to be obtained by Seller or the Company and any other Consents which have been obtained by them.

(b) Articles of Incorporation, Certified Bylaws and Certificates of Existence and Good Standing for the Company. Seller shall deliver to Buyer at Closing (i) copies of the articles of incorporation or other applicable governing instruments and all amendments thereto of each of the Company and Seller certified within twenty business days prior to the Closing by the Secretary of State of the State in which such entity is organized, (ii) copies of the bylaws or other applicable governing instruments of the Company certified by an executive officer of the Company as being correct, complete and in full force and effect on the Closing Date, and (iii) certificates of existence and good standing of each of the Company and Seller dated within twenty business days of the Closing Date issued by the Secretary of State of the State in which each such entity is organized and in the case of the Company, qualified to conduct business.

(c) Company's Closing Certificate. Seller shall deliver to Buyer at Closing a certificate of an executive officer of Seller certifying (i) as to the incumbency and signatures of the officers of Seller who executed this Agreement and any other documents delivered pursuant to this Agreement, (ii) as to the adoption of resolutions of its board of directors or corresponding governing body and the board of directors of its corporate general partner which are in full force and effect on the Closing Date without any amendments thereto authorizing the execution and delivery of this Agreement and any other agreements contemplated hereby and the performance of the obligations of Seller hereunder and thereunder, and (iii) that the conditions to Buyer's obligations to consummate the transactions contemplated by this Agreement set forth in Sections 7.1 and 7.2 have been satisfied.

(d)  Certificates.   Seller  shall  deliver  to  Buyer  the  stock  certificates representing all of the issued and outstanding Shares duly endorsed for transfer by Seller.

(e) Resignations and Releases. Seller shall deliver to Buyer resignations of the officers and directors of the Company effective as of the Closing. Seller shall deliver to Buyer releases of the officers and directors of the Company releasing all claims they may have against the Company, in a form mutually satisfactory to Buyer and Seller.

(f) Lien Searches. Seller shall deliver to Buyer lien, tax and judgment searches in the Commonwealth of Pennsylvania and in the counties of Berks, Pennsylvania, Bucks, Pennsylvania and Montgomery, Pennsylvania, and releases and terminations of all Liens on the Shares and the assets of the Company that are not Permitted
Liens described in clauses (i), (ii) and (iii) of the definition of Permitted Liens.

(g)  Opinion  of  Counsel.   Seller  shall  deliver  the  favorable  opinion  of
Sonnenschein Nath & Rosenthal substantially in the form of Exhibit A.

(h) Other Evidence. Seller shall deliver to Buyer such other evidence of the performance of all the covenants and satisfaction of all the conditions required of Seller by this Agreement at or before Closing as Buyer or its counsel may reasonably request.

Section 9.3 Deliveries and Actions by Buyer. Buyer shall deliver to Seller the following items at the Closing:
                  -------------------------------

                  (a) Certificates of Existence, Good Standing and Qualification. Buyer shall deliver to Seller at Closing a certified copy of its certificate of incorporation and a certificate of good standing with respect to Buyer, dated within twenty business days of the Closing Date, issued by the Secretary of State of the State of Delaware.

                  (b) Buyer's Closing Certificate. Buyer shall deliver to Seller at Closing a certificate of an executive officer of Buyer certifying (i) as to the incumbency and signatures of the officers of Buyer who executed this Agreement and the agreements contemplated hereby on behalf of Buyer, (ii) as to the adoption of resolutions of the board of directors of Buyer which are in full force and effect on the Closing Date authorizing the execution and delivery of this Agreement and the agreements contemplated hereby and the performance of the obligations of Buyer hereunder and thereunder, (iii) as to Buyer's bylaws and all amendments thereto as being correct, complete and in full force and effect on the Closing Date, and (iv) that the conditions to Seller's obligations to consummate the transactions contemplated by this Agreement set forth in Sections
8.1 and 8.2 have been satisfied.

                  (c)  Purchase  Price.  Buyer  shall  deliver to Seller by wire
transfer  of  immediately   available  funds  the  Purchase  Price,  subject  to
adjustment pursuant to the provisions of Section 6.15 and Section 7.7.

                  (d) Opinion of Counsel. Buyer shall deliver the favorable opinion of Dow, Lohnes & Albertson, PLLC substantially in the form of Exhibit B.

                  (e) Other Evidence. Buyer shall deliver to Seller such other evidence of the performance of all the covenants and satisfaction of all the conditions required of Buyer by this Agreement at or before Closing as Seller or its counsel may reasonably request.

                                   ARTICLE 10

                                   TERMINATION

Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)      by mutual written agreement of Seller and Buyer;

(b)      by either Seller or Buyer, if:

(i) the transaction contemplated hereby has not been consummated on or before January 31, 2000 (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to a party whose breach of any provision of this Agreement results in the failure of such transaction to be consummated by the Termination Date; or

(ii) (A) there shall be any law or regulation that makes consummation of the transaction contemplated hereby illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or other Governmental
Authority having competent jurisdiction enjoining Seller or Buyer from consummating such transaction is entered, and such judgment, injunction, order or decree shall have become final.

(c) by  Buyer if on any date  determined  for the  Closing  in  accordance  with
Section 9.1 each condition in Article 8 has been satisfied (or will be satisfied by actions to be taken at the Closing) and either a condition set forth in
Article 7 has not been satisfied (or will not be satisfied by actions to be taken at the Closing) or Seller has nonetheless refused to consummate the Closing; provided that Buyer may not terminate pursuant to this Section 10.1(c) if the failure of any condition set forth in Article 7 to be satisfied was caused by Buyer's breach of or failure to perform any of its covenants and agreements in accordance with this Agreement;

(d) by Seller if on any date  determined  for the  Closing  in  accordance  with
Section 9.1 each condition in Article 7 has been satisfied (or will be satisfied by actions to be taken at the Closing) and either a condition set forth in
Article 8 has not been satisfied (or will not be satisfied by actions to be taken at the Closing) or Buyer has nonetheless refused to consummate the Closing; provided that Seller may not terminate pursuant to this Section 10.1(d) if the failure of any condition set forth in Article 8 to be satisfied was caused by Seller's breach of or failure to perform any of its covenants and agreements in accordance with this Agreement; and

                  (e) by Buyer pursuant to its rights under Section 6.19 of this Agreement.

                  The party desiring to terminate this Agreement pursuant to this Section 10.1 (other than pursuant to Section 10.1(a)) shall give notice of such termination to the other party hereto.

Section 10.2 Effect of Termination.  If this Agreement is terminated pursuant to
Section 10.1, this Agreement shall become void and of no effect without liability of any party hereto to the other parties hereto, except that (a) the agreements contained in this Section 10.2 and in Sections 6.8 and 6.9 of this Agreement shall survive the termination hereof, and (b) no such termination shall relieve any party of any liability or damages resulting from any material breach by such party of any representation, warranty, covenant or agreement set forth in this Agreement. Each party shall have all remedies available to it at law, equity or otherwise in the event the other party wrongfully refuses to consummate the Closing or otherwise breaches this Agreement.

                                   ARTICLE 11

                                 INDEMNIFICATION

Section 11.1 Survival of Representations and Warranties. All of the representations and warranties of the parties hereto contained in this Agreement shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect until the latest of: (a) the date that is one year after the Closing Date, (b) the date of final resolution of a claim that has been asserted in writing to the other party prior to the expiration of the applicable survival period, and (c) as to the representations and warranties made in Sections 3.2, 3.5, 4.2, 5.1, 5.2, 5.11 and 5.22 the expiration of the applicable statute of limitations (including all periods of extension thereof) or, if later as to the representations and warranties made in Section 5.11, until the final resolution of any claim asserted in writing by a Governmental Authority.

Section 11.2 Indemnification by Seller. From and after the Closing, Seller shall indemnify Buyer and its Affiliates (including the Company), officers, directors, employees, stockholders and agents (the "Buyer Indemnified Parties") against and hold them harmless from any liability, claim, damage, Tax or expense (including reasonable legal fees and expenses) ("Losses") suffered or incurred by any Buyer Indemnified Party as a result of, arising from or relating to the following:

(a) any breach of any representation or warranty of Seller contained in this Agreement or any certificate delivered pursuant hereto;

(b) any breach of any covenant or agreement of Seller contained in this Agreement;

(c) Undisclosed Liabilities resulting from or arising out of the conduct of the Business prior to the Closing;

                  (d) the real property and facilities of the Company and its Affiliates located in Perkasie, Pennsylvania and North Wales, Pennsylvania, including any Environmental, Health and Safety Requirement matters relating thereto and including Item 4 on Schedule 5.20 (Zoning Hearing Appeal);

                  (e) third party claims (i.e. claims by any Person other than Buyer and its Affiliates, including the Company) as a result of, arising from or relating to the presence of ground water contamination (as described in the environmental surveys referred to in Item 1 of Schedule 5.24) at the real property and facilities of the Company and its Affiliates located in Pine Forge, Pennsylvania;

                  (f) any Environmental, Health and Safety Requirement matters that relates to the real property and facilities of the Company and its Affiliates located in Pine Forge, Pennsylvania and to the period prior to the Closing that are not subject to indemnification pursuant to section 11.2(e) above, including Item 3 on Schedule 5.24;

                  (g) the real estate transfers contemplated in Section 6.15 hereof, including any Taxes resulting from the sale, exchange, distribution or other disposition of the property and facilities referred to in Section 6.15;

                  (h) the Saudi tower  litigation  (including Item 2 on Schedule
5.20 and any related arbitration costs), the Louisiana tower litigation (including Item 3 on Schedule 5.20), the Gateway suit (including Item 5 on
Schedule  5.20),  and the SEPA  shareholder  suits  (including  Items 1 and 6 on
Schedule 5.20);

                  (i) expenses of the Seller and the Company relating to the consummation of the transactions contemplated by this Agreement, including fees and expenses of attorneys, accountants, financial advisors and broker fees;

                  (j) the payments to Doug Standley and Bob Kramm described in Section 6.14(b);

                  (k) the Taxes of any Person for any taxable period beginning on or before the Closing Date for which the Company is or becomes liable pursuant to Section 1.1502-6 of the Treasury Regulations or pursuant to any comparable provisions of state, local or foreign law, or by contract or otherwise;

                  (l) dividends, distributions or payments made in violation of the covenant set forth in Section 6.1(a)(iii);

                  (m)      a breach of the covenants and agreements set forth in
Section 6.14(c);

                  (n) the Continental Bank mortgage referenced in Section 6.15(c); and

                  (o) any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or incurred in investigating or to avoid the same or to oppose the imposition thereof or in enforcing this indemnity.

Section 11.3 Indemnification by Buyer. From and after the Closing, Buyer shall indemnify Seller and its Affiliates, officers, directors, employees, stockholders and agents (the "Seller Indemnified Parties") against and hold them harmless from any Losses suffered or incurred by any Seller Indemnified Parties as a result of, arising from or relating to the following:

(a) any breach of any representation or warranty of Buyer contained in this Agreement or in any certificate delivered pursuant hereto;

(b) any breach of any covenant or agreement of Buyer contained in this Agreement;

                  (c) liabilities of the Company resulting from or arising out of the conduct of the Business by the Company after the Closing and Disclosed Liabilities of the Company resulting from or arising out of the conduct of the Business prior to the Closing, in each case unless and to the extent Buyer is entitled to indemnification therefore pursuant to Section 11.2 hereof;

                  (d) any costs to Seller associated with the maintenance of or payments under the Letter of Credit referenced in Section 6.18 hereof; and

                  (e) any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or incurred investigating or to avoid the same or to oppose the imposition thereof or in enforcing this indemnity.

Section 11.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

(a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim, the amount thereof, estimated in good faith, and the method of computation of such claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such indemnification claim shall have occurred. If the claim relates to an action, suit, or proceeding filed by a third party against the Claimant, such notice shall be given by the Claimant promptly after written notice of such action, suit, or proceeding was given to the Claimant; provided, however, that any delay in giving the notice shall not impair the Claimant's rights hereunder unless such delay prejudices the Indemnifying Party's ability to defend such claim.

(b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree prior to the expiration of such thirty day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within such thirty day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedies pursuant to Section 12.9.

(c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense, compromise or settlement of such claim (including the selection of counsel reasonably satisfactory to the Claimant). The Claimant shall cooperate fully in all respects with the Indemnifying Party in any such defense, compromise or settlement, including by making available to the Indemnifying Party all pertinent information under its control, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in such defense with legal counsel of the Claimant's own selection, but the fees and expenses of such counsel shall be Claimant's fees and expenses unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party has failed to assume the defense of such claim, within ten business days after receiving notice of such claim, (iii) the employment of such counsel has been specifically authorized by the Indemnifying Party, or (iv) the named parties to any proceeding in respect of the claim (including any impleaded parties) include both the Indemnifying Party and the Claimant and the Claimant has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Claimant notifies the Indemnifying Party that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action, claim or proceeding on behalf of the Claimant, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Claimant). If the Indemnifying Party does not (or, as provided in clause (iv) of the preceding sentence, cannot) elect to assume control or otherwise participate in the defense of any third-party claim, then the Claimant may defend through counsel of its own choosing and (so long as it gives the Indemnifying Party at least five business days prior written notice of the terms of any proposed settlement thereof and permits the Indemnifying Party to then undertake the defense thereof) settle such claim, action or suit, and to recover from the Indemnifying Party the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The Indemnifying Party shall not compromise or settle any third party claim, action or suit without the prior written consent of the Claimant, which consent will not be unreasonably withheld or delayed; provided, however, that in the event such consent is unreasonably withheld and the compromise or settlement includes as an unconditional term thereof a release of the Claimant from all liability relating to such matter, then the Indemnifying Party's liability to the Claimant under this Article 11 shall be limited to the amount it would have been if Claimant had not withheld its consent

(d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every reasonable effort to reach a decision with respect thereto as expeditiously as practicable.

(e) Following the Closing, Seller shall have no right of contribution against the Company for any indemnification payment made by Seller hereunder or otherwise, and Seller hereby waives any and all rights of contribution that it may have against the Company.

Section 11.5 Indemnification Escrow. On the Closing Date, Buyer, Seller and Wachovia Bank, N.A. the ("Escrow Agent") shall execute a Post-Closing Escrow Agreement substantially in the form attached as Exhibit C (the "Post-Closing Escrow Agreement") in accordance with which, on the Closing Date, Buyer shall deposit Two Million Dollars ($2,000,000) of the Purchase Price with the Escrow Agent (such deposit and all amounts held from time to time by the Escrow Agent in respect of such deposit, including any interest or other earnings in respect of such deposit, the "Indemnification Funds") in order to provide a fund for the payment of any claims for which Buyer is entitled to indemnification as provided in this Article 11. The Indemnification Funds shall be held and disbursed in accordance with the terms of this Agreement and the Post-Closing Escrow Agreement. On the first business day following the one year anniversary of the Closing Date, any Indemnification Funds not then subject to indemnification claims of Buyer under this Agreement shall be released by the Escrow Agent to Seller. If at any time before the one year anniversary of the Closing Date, Seller sells, transfers or otherwise transfers all or substantially all of its assets, Seller shall cause Six Million Dollars ($6,000,000) to be deposited with and held by Union Bank of California in a segregated account that will not be available to satisfy any obligations or liabilities of the Seller other than obligations to Buyer pursuant to this Article 11, and Seller shall provide Buyer with prompt reasonable evidence that such deposit has been made in accordance with the foregoing. Seller shall cause the entire $6,000,000 to be so held in such account until the one year anniversary of the Closing Date. If on the one year anniversary of the Closing Date there are any outstanding claims for indemnification by Buyer against Seller under this Article 11 and the stated amount of such claims exceeds the amount of the Indemnification Funds then remaining and being held by the Escrow Agent, Seller shall cause the amount of such deficiency to continue to be so held in such account by Union Bank of California until such time as the one or more claims giving rise to such deficiency are resolved and Buyer has been paid any amounts to which it may be entitled in connection therewith, and Seller may cause any amounts so held by Union Bank of California in excess of such deficiency to be released to Seller. So long as Seller is required to hold any monies in such account pursuant to this Section 11.5, Seller shall provide Buyer with prompt reasonable evidence of the amounts held in such account upon Buyer's request.

Section 11.6      Limitations on Indemnification; Exclusive Remedy.

(a) No claim for indemnification may be made under Sections 11.2(a) or 11.3(a) (or under Sections 11.2 (o) or 11.3(e) to the extent such claim relates to a claim under Sections 11.2(a) or 11.3(a)) unless made within the period of survival of the applicable representation or warranty as described in Section
11.1. No claim for indemnification may be made under Sections 11.2(b), 11.2(c) or 11.3(b) (or under Sections 11.2(o) or 11.3(e) to the extent such claim relates to a claim under Sections 11.2(b), 11.2(c) or 11.3(b)) after the one year anniversary of the Closing Date, excluding claims relating to covenants to be performed after the Closing. No claim for indemnification may be made under
Section 11.2(f) (or under Section 11.2(o) to the extent such claim relates to a claim under Section 11.2(f)) after the twenty-one (21) month anniversary of the Closing Date. Claims for indemnification under the other provisions of Section
11.2 and 11.3 may be brought at any time after the Closing.

                  (b) Seller shall be obligated to indemnify Buyer under Sections 11.2(a)-(c) only to the extent that the aggregate amount of any Losses suffered or incurred by Buyer, as to which Buyer would be entitled to indemnification thereunder, shall exceed $1,000,000, in which event any such amounts shall be payable to the extent such amounts exceed $1,000,000.

                  (c) In no event shall Seller's aggregate liability under Sections 11.2(a)-(c) exceed $8,000,000.

                  (d) The amount of any Losses for which indemnification is provided under this Article shall be net of any amount actually recovered by the Claimant under insurance policies with respect to such Losses. To the extent a claim is covered by insurance, Claimant will diligently pursue recovery under the appropriate insurance policies in order to mitigate any such

Losses but shall be entitled to make a claim against the other party pursuant to this Article 11 in order to preserve its rights under this Article 11.

                  (e) (1) The indemnification provided in Sections 11.2(e) and 11.2(f) is personal to Buyer and its Affiliates. Following the Closing, if Buyer shall (A) assign its indemnification rights under Sections 11.2(e) or 11.2(f) to any Person (other than to an Affiliate of Buyer), (B) if the Company sells, leases, or disposes of all or a substantial portion of its ownership interest in the facility or real property assets at Pine Forge Pennsylvania to any Person (other than an Affiliate of Buyer), or (C) violates any of the provisions of
Section 6.20(d)(1) hereof, the indemnification provided in Sections 11.2(e) and 11.2(f) shall immediately terminate and be of no further force and effect except as to claims thereunder that have already been made by Buyer prior to such time, in respect of which Buyer's indemnification rights shall survive as in effect before giving effect to this Section 11.6(e).

                           (2)      Following the Closing, Seller (or one or
more designee(s) of Seller reasonably satisfactory to Buyer), at its sole expense, shall have the right to assume control of any investigation, remediation, or other response to an environmental condition in respect of which Seller acknowledges (based on the then known facts and circumstances and subject to confirming that the condition is not attributable to the Company's actions after the Closing) that Buyer is entitled to dollar-for-dollar indemnification under Sections 11.2(e) or 11.2(f) (and provided that the Seller's acknowledgment will not create any indemnity rights in favor of Buyer that Buyer would not have if Seller did not assume control pursuant to this provision). Such control shall include the selection of consultants reasonably satisfactory to Buyer and control over negotiations with Governmental Authorities (subject to Buyer's and the Company's right to be present at and participate in such negotiations). If Seller elects to assume control of any such investigation, remediation, or other response, Seller shall be entitled to pursue any approach for industrial property, including institutional controls, that is then satisfactory to the applicable Governmental Authorities, but shall in all cases comply with applicable Environmental, Health and Safety Requirements, provided that Seller shall keep Buyer and the Company reasonably informed as to the status of any such matter or claim and shall consult with Buyer and the Company and obtain their consent (which consent shall not be unreasonably withheld), prior to undertaking (or agreeing to undertake) any action that could reasonably be expected to have any material impact or effect on the conduct of the Company's business at the Pine Forge facility or that could result in any liability to the Company for which it is not entitled to indemnification from Seller hereunder. Buyer and the Company will cooperate with Seller and its representatives in connection with any such matter, including providing Seller and its representatives reasonable access to the real property and facilities at Pine Forge, making available to Seller all pertinent information under Buyer or the Company's control, and consulting with Seller regarding any communications to or from Governmental Authorities and other Persons concerning any such matter or claim. If Seller does not elect to assume control of any such investigation, remediation, or other response within a timely period or if Seller fails to proceed with due diligence or fails to comply with or in good faith contest any obligation imposed on Buyer or the Company with respect to any matter for which Seller has assumed control, Buyer and the Company shall have the right to assume control of any such investigation, remediation, or other response through consultants and representatives of its own choosing and (so long as it gives Seller at least five business days prior written notice of the terms of any proposed settlement thereof and permits

Seller to then assume control of such matter if time and circumstances reasonably permit) settle such matter and recover from Seller all amounts to which it is entitled under Article 11.

                  (f) The parties hereto agree that after Closing the sole remedies of the parties are those set forth in this Article 11 (except with respect to covenants to be performed after the Closing, including but not limited to Section 6.20(c) and 11.5, in respect of a breach of which all remedies of the parties shall be available, whether at law, equity or otherwise, and except for the Escrow Agreement, which shall be governed in accordance with its terms).

                                   ARTICLE 12

                                  MISCELLANEOUS

             Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to such state's conflict of law rules.

             Successors and Assigns. Except as otherwise expressly provided herein, no party hereto may assign its or his rights and obligations hereunder unless such party obtains the prior written consent of the other parties hereto; provided, however, that Buyer shall have the right to assign to any of its subsidiaries the right to acquire the Shares, but Buyer shall remain liable for all of its obligations hereunder notwithstanding any such assignment. Except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

             Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

             Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile, or by reputable overnight delivery service, postage prepaid, or otherwise delivered by hand or by messenger, addressed as follows:

to Seller:                          Northwest Broadcasting, L.P.
                                    2193 Association Drive, Suite 300
                                    Okemos, Michigan  28864
                                    Attention:  Brian Brady
                                    Telephone:  (517) 347-4141
                                    Fax:  (517) 347-4675
with a copy to:                     Sonnenschein Nath & Rosenthal
                                    1301 K St., N.W.
                                    Suite 600, East Tower
                                    Washington, D.C.  20005
                                    Attention:  Fred L. Levy, Esq.
                                    Telephone:  (202) 408-6400
                                    Fax:  (202) 408-6399

to Buyer:                           SpectraSite Holdings, Inc.
                                    100 Regency Forest Drive, Suite 400
                                    Cary, North Carolina  27511
                                    Attention:  Stephen H. Clark
                                    Telephone:  (919) 468-0112
                                    Fax: (919) 468-8522

with a copy to:                     Dow, Lohnes & Albertson, PLLC
                                    1200 New Hampshire Avenue, N.W.
                                    Suite 800
                                    Washington, DC  20036
                                    Attention:  Timothy J. Kelley, Esq.
                                    Telephone:  202-776-2000
                                    Fax:  202-776-2222

Notice shall be deemed to be given on the date on which such notice is sent, if sent by facsimile or by hand or messenger, or the next business day if such notice is sent by overnight delivery service. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section, provided that such a notice shall be deemed to be given upon receipt.

Section 12.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy hereunder shall impair any such right, power or remedy of any party hereto, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. Except as provided in Article 11, remedies, either under this Agreement or by law or equity or otherwise afforded to any party hereto, shall be cumulative and not alternative.

Section 12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

Section 12.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

Section 12.8 Headings. The subject headings of the sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

Section 12.9 Arbitration. Any dispute arising hereunder (other than a dispute relating to a breach or potential breach of covenants to be performed after the Closing, including Section 6.20(c) and 11.5, which may be brought before a court) shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Such arbitration shall be conducted in Washington, D.C.

Section 12.10 Exclusive Benefit. Nothing in this Agreement is intended to confer any rights or remedies, whether express or implied, under or by reason of this Agreement, on any persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

 Section 12.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

  Section 12.12 Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Any item disclosed on a Schedule hereto shall be deemed to be disclosed on any other applicable Schedule hereto if and to the extent such disclosure would reasonably be deemed applicable to such other Schedule based on the text of such disclosure (except that items disclosed on Schedule 5.9 shall not be deemed disclosed on Schedule 5.16).

Section 12.13 Time is of the Essence.Time is of the essence in this Agreement.

             IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the day and year first above written.

                           NORTHWEST BROADCASTING, L.P.
                           By: Northwest Broadcasting, Inc., its general partner


                                            By:    /s/ Brian W. Brady
                                                   _______________________
                                            Name:  Brian W. Brady
                                                   _______________________
                                            Title: President
                                                   _______________________


                                            SPECTRASITE HOLDINGS, INC.


                                            By:    /s/ Stephen H. Clark
                                                   ________________________
                                            Name:  Stephen H. Clark
                                                   ________________________
                                            Title: President and Chief
                                                   Executive Officer
                                                   ________________________